                                                                   EXHIBIT 10.30

                         AMERICAN CRYSTAL SUGAR COMPANY
                          1995 LONG TERM INCENTIVE PLAN


American Crystal Sugar Company, a Minnesota corporation, established the American Crystal Sugar Company Long Term Incentive Plan in order to provide deferred compensation to certain key employees of American Crystal Sugar Company effective September 1, 1995. American Crystal Sugar Company determined that it is in its interest to provide certain key employees with financial incentives to reward the employees for their performance and to encourage long term commitment to employment with the Company, which are essential to the success of the Company. Such incentives are based upon Contract Rights which are available to the employees under the terms of the Plan, the value of which is related to the value of preferred shares of the Company. The American Crystal Sugar Company Long Term Incentive Plan was established effective as of September 1, 1995, and this document restates that plan.

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 DEFINITIONS. When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

         "Account" or "Accounts" means the account or accounts established and maintained for a Participant pursuant to Section 3.1.

         "Board of Directors" means the Board of Directors of American Crystal
          Sugar Company.

         "Company" means the American Crystal Sugar Company.

         "Contract Right" means the unit of measurement used to value deferred compensation described in the Plan. The value of a Contract Right is related to the value of a regular preferred share of the Company.

         "Contract Rights Account" means an account maintained for a Participant which reflects the Contract Rights credited under the Plan for the benefit of the Participant pursuant to Section 3.1.

         "Disability" means a medically determinable physical or mental condition which is expected to result in death or to be of long continued and indefinite duration and which renders a Participant unable to engage in any employment or occupation for remuneration for which the Participant is reasonably qualified by reason of the Participant's training, education and experience.

The existence or nonexistence of such Disability shall be established by the certificate of a medical doctor selected by or satisfactory to the Company.

         "Elective Deferrals Account" means an account maintained for a Participant which reflects the elective deferrals credited under the Plan for the benefit of the Participant pursuant to Section 3.1.

         "Participant" means any employee or individual described in
 Section 2.1.

         "Plan" means the American Crystal Sugar Company Long Term Incentive Plan, as of its original effective date, including any amendments thereto, which is maintained by the Company primarily for the purpose of providing financial incentives for certain key employees.

         "SERP" means the American Crystal Sugar Company Supplemental Executive Retirement Plan, including any amendments thereto, which is maintained by the Company primarily for the purpose of providing deferred compensation for certain key employees.

                                   ARTICLE II.
                                  PARTICIPATION

         Section 2.1 ELIGIBILITY. The only highly compensated or management level employees of the Company who are eligible to become Participants in the Plan are the Chief Executive Officer of the Company, the Chief Operating Officer of the Company, and officers of the Company who have attained the level of a Vice President or above with the Company. Once an employee becomes a Participant, which shall be evidenced by the execution of the Election Form provided to the Participant by the Company and which is hereby incorporated herein by this reference, the employee shall remain a Participant until all benefits to which he or she is entitled under the Plan have been distributed.

                                  ARTICLE III.
                                 CONTRACT RIGHTS

Section 3.1  CONTRACT RIGHTS.

         (a) Unless specifically provided otherwise in this Plan, the Board of Directors of the Company shall have the authority to grant Participants the option of having their benefits measured by the value of the Contract Rights, determine the number of Contract Rights which may be made available with respect to each Participant and determine the time or times when the Contract Rights are to be made available. Contract Rights shall be made available at the end of a three-year period. The Contract Rights to be made available at the end of a three-year period shall be determined at the beginning of the three-year period and valued as of the beginning of that three-year period. The first such three-year period shall begin as of September 1, 1995, and end as of August 31, 1998. Subsequent three-year periods, if any, shall be established by the Board of Directors in its sole discretion. The Contract Rights shall also be valued at the time the value of a Participant's benefits are distributed to or on behalf of a Participant pursuant to Article V. Such Contract Rights shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Board of Directors shall determine.

         (b) A Participant shall have the option to elect to have his or her benefits measured by the value of the Contract Rights which are made available to the Participant during the period that begins immediately after the end of a three-year period described in subsection (a) and ends on the April 1 immediately following the end of such three-year period. The number of Contract Rights to be made available during this period shall be determined in accordance with Article VII. A Participant shall be permitted to exercise his or her option of having his or her benefits measured by the value of the Contract Rights for each three-year period only during this window period and the value of such Contract Rights during this period shall be determined in accordance with Article VI. If a Participant exercises his or her option to have his or her benefits measured by the value of the Contract Rights made available to the Participant, amounts credited to the Participant's Elective Deferrals Account and the Participant's 401K Plan Account under the SERP (which have been determined under the SERP to be measured by the value of the Contract Rights) shall be measured by the Contract Rights made available to the Participant during said window period. In the event a Participant exercises said option with respect to the manner in which his or her benefits are to be measured, (i) the amounts credited to the Participant's Elective Deferrals Account and the Participant's 401K Plan Account under the SERP shall be converted, to the extent necessary, to an amount equal to the value of the Contract Rights made available to the Participant during said window period (valued as of the beginning of the three-year period), (ii) the number of Contract Rights that reflect that value shall be credited to the Participant's Contract Rights Account, and (iii) the amounts credited to the Participant's Elective Deferrals Account and the Participant's 401K Plan Account under the SERP shall be reduced by the value corresponding to the value credited to the Participant's Contract Rights Account. The conversion shall be made by first converting amounts credited under the Participant's Elective Deferrals Account and then, to the extent necessary, converting amounts credited to the Participant's 401K Plan Account under the SERP. Such Contract Rights shall be credited to a separate Contract Rights Account established and maintained for such Participant. A Participant's Contract Rights Account shall be the record of Contract Rights credited to the Participant under the Plan, and shall be used solely for accounting purposes and shall not require a segregation of any assets of the Company. If such an option is not exercised by a Participant, the Contract Rights made available to the Participant shall be terminated. The determination of the number of Contract Rights that may be made available to a Participant after a three-year period and the value of such Contract Rights as of the date such Contract Rights may be made available shall be communicated by the Board of Directors in writing to the Participant within thirty (30) days after the beginning of such three-year period.

         (c) A Participant may elect to reduce the compensation (base salary and any bonuses or incentive awards) payable to him or her for services performed or rendered during a calendar year by completing an election form provided by the Company, which election form is made part of this Plan and is hereby incorporated herein by this reference. The election for any calendar year shall be shall be made before the beginning of that calendar year and shall remain in effect unless revoked or revised by the Participant for such subsequent calendar years by written instrument delivered to the Company in accordance with the terms and conditions of this Plan and prior to the beginning of the period for which such revocation or revision is to be effective. The Participant shall have the right to file a new election form following the revocation of an election, or change an existing election by filing a revised election form; provided, however, that any such revised election form must be filed in advance of the calendar year to which it applies. Any elections or revocations of such elections under this subsection (c) shall apply only to compensation earned subsequent to the calendar year during which such election or revocation is filed. Amounts deferred under this -- subsection (c) shall be credited to the Elective Deferrals Account as of the end of each calendar quarter or at any other time as determined by the



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

Company and shall be valued in accordance with Article VI. A Participant's Elective Deferrals Account shall be the record of elective deferrals credited to the Participant under the Plan, and shall be used solely for accounting purposes and shall not require a segregation of any assets of the Company.

         Section 3.2 INITIAL CREDIT OF CONTRACT RIGHTS. As of the effective date of this Plan, the Board of Directors shall credit each Participant's Contract Rights Account with the number of Contract Rights set forth in Exhibit A, which is attached hereto and incorporated herein by this reference. This initial credit of Contract Rights shall reduce the number of Contract Rights to be made available to each Participant after the initial three-year period described in
Section 3.1. The number of Contract Rights to be made available to each Participant after the initial three-year period is stated in Section 7.2. The Board of Directors shall also have the authority to grant additional Contract Rights to the Participants at any time and from time to time.

                                   ARTICLE IV.
                   VESTING AND LIMITATIONS ON CONTRACT RIGHTS

         Section 4.1 VESTING. After the end of each three-year period described in Section 3.1 of the Plan, a Participant shall be vested (the term "vested" for purposes of this Plan means an interest in the benefit which may be payable under the Plan, subject to forfeiture in the event of the Company's bankruptcy or insolvency) in the percentage of Contract Rights credited to the Participant's Contract Rights Account with respect to that three-year period in accordance with the following schedule:

         Contract Rights for each Period                     Vested Percentage
         -------------------------------                     -----------------

the September 1 immediately following
the end of such three-year period                                      50%
the September 1 following the first anniversary
of the end of such three-year period                                   75%
the September 1 following the second anniversary
of the end of such three-year period                                  100%

Notwithstanding any provision herein to the contrary, a Participant shall be vested in the Contract Rights initially credited to the Participant under
Section 3.2 as follows: 50% vested on the September 1 immediately after the date of such initial credit; 75% vested on the September 1 following the first anniversary of the date of such initial credit; and 100% vested on the September 1 following the second anniversary of the date of such initial credit. Furthermore, notwithstanding any provision herein to the contrary, a Participant shall be 100% vested in any Contract Rights credited to his or her Contract Rights Account in the event of the Participant's death, Disability or attainment of age 62 while employed with the Company, and in amounts credited to his or her Elective Deferrals Account.

         Section 4.2 LIMITATION ON BENEFITS. The total amount that may be distributed to or on behalf of a Participant under the Plan shall be the amount equal to the value of the amounts credited to the

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Participant's Elective Deferrals Account and the vested Contract Rights credited to the Participant's Contract Rights Account under the Plan.

         Section 4.3 MAXIMUM NUMBER OF CONTRACT RIGHTS. The maximum number of Contract Rights that may be credited to the Contract Rights Account of each Participant under the Plan is to be determined by the Board of Directors in its sole discretion, but based upon the base compensation of the Participant, per acre profit payments, and the number of Contract Rights to be made available to the Participant as determined in accordance with Section 7.1.

                                   ARTICLE V.
                                  DISTRIBUTIONS

         Section 5.1 DISTRIBUTION OF CONTRACT RIGHTS. Subject to Article IV and the provisions of this Article V, a Participant may, at any time following the end of the three-year period that follows the initial three-year period described in Section 3.1 or such other time as determined by the Board of Directors, and after the date on which the Participant's Contract Rights Account is credited with the minimum number of Contract Rights for that Participant, as determined by the Board of Directors (but based upon the base compensation of the Participant, per acre profit payments, and the number of Contract Rights to be made available to the Participant as determined in accordance with Section 7.1), make a written request to the Human Resources Committee of the Board of Directors for a distribution of the value of all or a portion of the vested Contract Rights credited to the Participant's Contract Rights Account. The value of the Contract Rights at the time of distribution shall be determined in the manner described in Article VI of the Plan. The determination of whether a distribution will be made under this provision and the date of such distribution shall be made by said Human Resources Committee in its sole discretion.

         Section 5.2 HARDSHIP DISTRIBUTIONS. Subject to the requirements of this
Section 5.2, in the event that the Participant incurs a financial hardship as herein described, the Participant may make a written request to the Human Resources Committee of the Board of Directors for a distribution of the value of that portion of the vested benefits then credited to the Participant's Accounts necessary to satisfy the financial hardship. The value of the benefits at the time of distribution shall be determined in the manner described in Article VI of the Plan. The determination of whether a distribution will be made under this provision and the date of such distribution shall be made by said Human Resources Committee in its sole discretion. A financial hardship for purposes of this Section 5.2 is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. This section shall be interpreted in a manner consistent with Sections 1.457-2(h) (4) and 1.457-2(h) (5) of the Treasury Regulations.

         Section 5.3  TERMINATION OF EMPLOYMENT.

         (a) In the event a Participant's employment with the Company is terminated for any reason, except death or Disability, prior to reaching age 55, the Participant shall cease to be a


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

Participant in the Plan as of the date of such termination and the entire value of any vested Contract Rights credited to his or her Contract Rights Account shall be distributed to the Participant as soon as administratively feasible. The value of the Contract Rights at the time of distribution shall be determined in the manner described in Article VI of the Plan. However, if the value cannot be determined because no agricultural producer has been designated by the Participant within 90 days of said termination of employment, then the value of any Contract Rights then credited to the Participant's Contract Rights Account will be terminated. No minimum number of Contract Rights shall be imposed or required for such distribution. The value of any amounts credited to the Participant's Elective Deferrals Account as determined under Article VI shall also be distributed as soon as administratively feasible after such termination of employment. Any nonvested Contract Rights shall be terminated and an amount equal to the value of such nonvested Contract Rights determined at the time the Participant exercised his or her option to have his or her benefits measured by the value of such nonvested Contract Rights, plus an amount equal to the interest payable on such amount measured by using the prime rate of interest stated in the Wall Street Journal, shall be distributed to the Participant as soon as administratively feasible after such termination of employment. The Board of Directors shall have sole discretion with respect to the interpretation and application of this Section 5.3 and such exercise of discretion shall be conclusive and binding upon the Participant, and all other persons.

         (b) In the event a Participant's employment with the Company is terminated for any reason, except death or Disability, on or after the date on which the Participant attains age 55, the Participant may, at any time after such termination but not later than the fifth anniversary of such termination, make a written request to the Human Resources Committee of the Board of Directors for a distribution of the entire value of the vested Contract Rights credited to the Participant's Contract Rights Account. The value of the Contract Rights at the time of distribution shall be determined in the manner described in Article VI of the Plan. Distribution of the value of such vested Contract Rights shall be made as soon as administratively feasible after such request. Also, any C that are not vested at the time of distribution shall be terminated and an amount equal to the value of such nonvested Contract Rights determined at the time the Participant exercised his or her option to have his or her benefits measured by the value of such nonvested Contract Rights, plus an amount equal to the interest payable on such amount measured by j using the prime rate of interest stated in the WALL STREET JOURNAL, J shall be distributed to the Participant at the same time. No minimum number of Contract Rights shall be imposed or required for such distribution. The value of any amounts credited to the Participant's Elective Deferrals Account, as determined under Article VI, shall be distributed as of the first day of the first month of the calendar year immediately following the calendar year in which the termination occurs.

         Section 5.4 DEATH OF PARTICIPANT. In the event of a Participant's termination of employment on account of the Participant's death, the Participant's beneficiary may, at any time after the Participant's death but not later than the date on which occurs the fifth anniversary of the date of the Participant's death, make a written request to the Human Resources Committee of the Board of Directors for a distribution of the entire value of the Contract Rights credited to the Participant's Contract Rights Account. The value of the Contract Rights at the time of distribution shall be determined in the manner described in Article VI of the Plan. Distribution of the value of such Contract Rights shall be made to the Participant's beneficiary as soon as administratively feasible after such request. No minimum number of Contract Rights shall be imposed or required for purposes of such distribution. The value of any amounts credited to the Participant's Elective Deferrals Account, as determined under Article VI, shall be distributed to the beneficiary as of the first day of the first month of the calendar year immediately following the calendar year in which the Participant's death occurs.

         Section 5.5 DISABILITY OF PARTICIPANT. In the event of a Participant's termination of employment on account of the Participant's Disability, the Participant may, at any time after such determination of a Disability, or the date on which the Participant attains age 70, whichever is later, make a written request to the Human Resources Committee of the Board of Directors for a distribution of the entire value of the Contract Rights credited to the Participant's Contract Rights Account. The value of the Contract Rights at the time of distribution shall be determined in the manner described in Article VI of the Plan. Distribution of the value of such Contract Rights shall be made as soon as administratively feasible after such request. No minimum number of Contract Rights shall be imposed or required for such distribution. The value of any amounts credited to the Participant's Elective Deferrals Account, as determined under Article VI, shall be distributed as of the first day of the first month of the calendar year immediately following the calendar year in which the Participant's Disability is determined.

         Section 5.6 DISTRIBUTION REQUIREMENTS.

         (a) Payment to or on behalf of a Participant of any amount payable under this Plan shall be made in a lump sum payment of cash.

         (b) A Participant will be eligible to receive any profit payments on the value of the Contract Rights credited to his or her Contract Rights Account with respect to the period between the date on which amounts are payable to the Participant under the Plan and the receipt of payments under the Plan.

         (c) Notwithstanding any provision in this Plan to the contrary, the value of any Contract Rights that are not vested (as determined in accordance with Section 4.1) may not be distributed under the terms of the Plan.

         (d) Notwithstanding any other provision of the Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that an amount is includable in the gross income of a Participant under this Plan and subject to tax, the Board of Directors may, in its sole discretion, permit a lump sum cash distribution of an amount equal to the amount determined to be includable in the Participant's gross income.

         (e) If an election has been made under the SERP to have the amounts credited to the 401K Plan Account under the SERP valued in accordance with the terms of this Plan, said amounts shall be valued under this Plan relative to the value of the Contract Rights and the following provisions shall apply:

                           (i) If any nonvested Contract Rights were used for
                  purposes of valuing the benefits under the SERP and such nonvested Contract Rights are terminated under the terms of the Plan, then an amount equal to the value of such nonvested Contract Rights at the time the Participant exercised his or her option


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

                  to have his or her benefits measured by the value of such nonvested Contract Rights such nonvested Contract Rights, plus an amount equal to the value of interest payable on such amount measured by using the prime rate of interest stated in the Wall Street Journal, shall be credited to an account for the Participant under the SERP.

                           (ii) If any vested Contract Rights were used for
                  purposes of valuing the benefits under the SERP and the value of all or any portion of any such Contract Rights was distributed to or on behalf of a Participant under the terms of the Plan, then such distribution shall cause a corresponding reduction in the value of the amounts credited under the SERP that had been converted to the value of the Contract Rights pursuant to Section 3.1 of the Plan.

         Section 5.7 PROFIT PAYMENTS. Each Participant shall be eligible to receive an annual profit payment, determined in accordance with this Section 5.7, for each Contract Right credited to the Participant's Contract Rights Account under the Plan, irrespective of whether the Contract Right is vested or nonvested. The annual profit payments payable to or on behalf of a Participant shall be paid by the Company to the Participant, or the Participant's beneficiary, unless the Participant has made an election to defer the payments pursuant to the terms of the American Crystal Sugar Company Supplemental Executive Retirement Plan. If such an election has been made, no profit payments shall be paid to the Participant or the Participant's beneficiary under this
Section 5.7. The amount of each profit payment shall be equal to the difference between the average gross beet payment per acre net of unit retains and the average cost of production (as established by the Board of Directors on advice of the Human Resources Committee and based upon reputable cost surveys) for the most recent year for which data is available. A profit payment shall be made on the same schedule and with the same adjustments and partial payouts as beet payments are made to beet sugar growers. Annual profit payments payable under this Section 5.7 shall not be credited to the Participant's Accounts under this Plan.

                                   ARTICLE VI.
                          VALUATION OF CONTRACT RIGHTS

         Section 6.1 VALUATION OF CONTRACT RIGHTS. The value of a Contract Right shall be determined by the Board of Directors in its sole discretion, but based upon the advice of its Human Resources Committee. The Board of Directors shall determine the value of a Contract Right at the beginning of each three-year period described under Section 3.1. The beginning value of a Contract Right for the initial three-year period is $1,485, which, as of effective date of the Plan, was the last price at which preferred shares of the Company were offered to an agricultural producer eligible to hold such shares. The Board of Directors shall also determine the value of a Contract Right as of the date of any distribution of benefits under the Plan. This determination shall be based upon a sale of regular preferred shares of the Company to an agricultural producer eligible to hold such shares. Except as otherwise provided in this Plan, the agricultural producer shall be designated by the Participant. However, an agricultural producer may be designated by the Participant's designated beneficiary in the event the Participant dies prior to designating an agricultural producer. A designation of an agricultural producer shall be made on a form provided by the Company within the period of time provided under the terms of


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

the Plan. If no agricultural producer has been designated as provided under the Plan and a value of a Contract Right cannot be determined, the Contract Right shall be terminated.

         Section 6.2 VALUATION OF ELECTIVE DEFERRALS. Amounts credited to an Elective Deferrals Account in accordance with Section 3.1 shall be credited with an amount equal to the value of the prime rate of interest stated in the Wall Street Journal. Such Account shall be valued at such times as determined by the Board of Directors.

                                  ARTICLE VII.
                         CALCULATION OF CONTRACT RIGHTS

         Section 7.1 CALCULATION OF CONTRACT RIGHTS. Subject to Section 7.3, at the beginning of each three-year period, the Board of Directors shall determine the Contract Rights that are to be Available to each Participant based upon the following formula: annual base compensation of the Participant multiplied by the annual present value of long term incentive plans target (which has been determined to be a specific percentage for each Participant: Chief Executive Officer, 0%; Chief Operating Officer, 45%; VP Operations, 26%; VP Joint Ventures, 26%; VP Finance, 26%; VP Agriculture, 26%; VP Human Resources, 24%; VP Public & Governmental Affairs, 18%; and VP Strategy, 18%) multiplied by three and that number is then divided by the compensation value of Contract Rights available at the end of a three-year period, rounded to the nearest whole number (for example, VP Strategy: $110,000 x 18% = 19,800, 19,800 x 3 = 59,400, 59,400
+ 1315 = 45). Compensation value is defined as the estimated fair market value as of the beginning of a three-year period, plus estimated per acre profit payments for three years, reduced by the value of the Contract Rights set by the Human Resources Committee. The result is the minimum number of Contract Rights described in Section 5.1.

         Section 7.2 CONTRACT RIGHTS FOR THE FIRST PERIOD. The number of Contract Rights to be made available to each Participant under the Plan after the end of the initial three-year period is the number of Contract Rights set forth in Exhibit B, which is attached hereto and incorporated herein by this reference.

         Section 7.3 NO CONTRACT RIGHTS. Notwithstanding any provision herein to the contrary, if the three year average net beet payment (after unit retains) falls below 60.5% of net sugar revenues, no Contract Rights will be made available to any Participant for that three-year period.

                                  ARTICLE VIII.
                               NONTRANSFERABILITY

         Section 8.1 ANTI-ALIENATION OF CONTRACT RIGHTS. Benefits credited to the Contract Rights Account and the Elective Deferrals Account of a Participant, and any rights and privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         Section 8.2 INCOMPETENT PARTICIPANTS. If any person entitled to a payment under the Plan has been declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any payment under the Plan to which the person is entitled shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Except as provided above, when the Company has determined that such person is unable to manage his or her affairs, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         Section 8.3 DESIGNATED BENEFICIARY. In the event of a Participant's death prior to the lump sum payment of any amounts payable under the Plan, the payment of any amounts payable on behalf of the Participant under the Plan shall be made to the Participant's beneficiary designated on a form provided to the Participant by the Company. If no such beneficiary has been designated, payment shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of the Participant's death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

                                   ARTICLE IX.
                                   WITHHOLDING

         Section 9.1 WITHHOLDING. The Company shall have the right to deduct from all amounts paid pursuant to the Plan any federal or state taxes required by law to be withheld with respect to such payments.

                                   ARTICLE X.
                           VOTING AND PROFIT PAYMENTS

         Section 10.1 VOTING AND PROFIT PAYMENTS. Except as otherwise provided under the Plan, no Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Accounts credited or increased as a result of any profit payments or other distribution with respect to the shares or stock of the Company.

                                   ARTICLE XI.
                           ADMINISTRATION OF THE PLAN

         Section 11.1 ADMINISTRATOR. The administrator and named fiduciary of the Plan shall be the Company and the Board of Directors shall act on behalf of the Company, unless the Board of Directors designates another person or persons to act on behalf of the Company.

         Section 11.2 AUTHORITY OF ADMINISTRATOR. The Company shall have authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which the value of any Contract Rights may be made or payable, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and dispersing payments hereunder. The Company's determinations, interpretations, regulations and calculations shall be final and binding on all persons and parties concerned. The Chief Executive Officer of the Company shall be the agent of the Plan for the service of legal process in accordance with
Section 502 of the Employee Retirement Income Security Act of 1974, as amended.

         Section 11.3 OPERATION OF PLAN AND CLAIMS PROCEDURES. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Company shall be responsible for the expenses incurred in the administration of the Plan. The Company shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the "Claims Manager" shall be the Company.

         (a) It is the intent of the Company to make payments under the Plan without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Company. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant's name and the nature of benefits payable under the Plan on a form acceptable to the Company. If for any reason a claim for payments under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions under the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:
                   (i) The claimant's claim shall be deemed to be filed when presented orally or in writing to the Claims Manager.

                   (ii) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

         (b) The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may review pertinent documents and submit written issues and comments.

         (c) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claimant's claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 11.3.

         Section 11.4 PARTICIPANT'S ADDRESS. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefits shall be irrevocably forfeited.

         Section 11.5 LIABILITY. Notwithstanding any of the provisions of the Plan to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

                                  ARTICLE XII.
                            MISCELLANEOUS PROVISIONS

         Section 12.1 NO EMPLOYMENT RIGHTS. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

         Section 12.2 UNFUNDED AND UNSECURED. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company and available to the general creditors of the Company in the event of the Company's bankruptcy (when the Company is involved in a pending proceeding under the Federal Bankruptcy Code) or insolvency (when the Company is unable to pay its debts as they mature). In the event of the Company's bankruptcy or insolvency, the Company's Board of Directors and Chief Executive Officer are required to notify the trustee (if any) and each Participant in writing of such an occurrence within one (1) day of the Company's knowledge of such occurrence. No Participant or any other person shall have any interests in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any general unsecured creditor of the Company. The Plan constitutes a mere promise by the

Company to make payments to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in any trust or the assets of the Company will be sufficient to pay any benefit hereunder. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

         Section 12.3 PLAN PROVISIONS. Except when otherwise required by the context, any singular terminology shall include the plural.

         Section 12.4 SEVERABILITY. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         Section 12.5 APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the State of Minnesota shall apply with respect to this Plan.

         Section 12.6 SUCCESSOR TO COMPANY. In the event there is a successor or assignee to or of the Company, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all (at least 85% of the assets or the common stock) of the Company, the Company, in its sole discretion, may either require such successor or assignee to assume and agree to perform the Company's obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had occurred or terminate the Plan pursuant to the provisions of
Section 14.1. If a successor or assignee assumes the Plan pursuant to this
Section 12.6, the term "Company," as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the Company which by reason hereof becomes bound by the terms and provisions of the Plan.

                                  ARTICLE XIII.
                                   AMENDMENTS

         Section 13.1 AMENDMENT OF THE PLAN. The Company reserves the power to alter, amend or wholly revise the Plan at any time and from time to time by the action of the Board of Directors and the interest of each Participant is subject to the powers so reserved. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the vested benefits credited to the Accounts under the Plan prior to the effective date of such amendment without the written consent of any affected Participant.

                                  ARTICLE XIV.
                                  TERM OF PLAN

         Section 14.1 TERM OF THE PLAN. The Company may at any time terminate the Plan by action of the Board of Directors. No Contract Rights shall be made available pursuant to the Plan and no further elective deferrals will be permitted after the date of termination of the Plan, although after such date payments shall be made with respect to benefits credited to Accounts prior to the date of termination.

         Dated this 20TH day of MARCH 1996



AMERICAN CRYSTAL SUGAR COMPANY


By:    /s/ Robert Nyquist
       ---------------------
Title: Chairman of the Board

                                    EXHIBIT A

                                                      Grant of Contract
Participant                                           Rights under Section 3.2
-----------                                           ------------------------
Chief Executive
Officer                                                        0

Chief Operating
Officer                                                        83
VP Operations                                                  28
VP Joint Ventures                                              34
VP Finance                                                     0
VP Agriculture                                                 32
VP Human Resources                                             27
VP Public and Gov't Affairs                                    15
VP Strategy                                                    15

                                    EXHIBIT B

                                                     Contract Rights Available
Participant                                              Under Section 7.2
-----------                                          --------------------------
Chief Executive
Officer                                                       0

Chief Operating
Officer                                                       166
VP Operations                                                 56
VP Joint Ventures                                             68
VP Finance                                                    0
VP Agriculture                                                64
VP Human Resources                                            54
VP Public and Gov't Affairs                                   30
VP Strategy                                                   30

                             FIRST AMENDMENT TO THE
                         AMERICAN CRYSTAL SUGAR COMPANY
                            LONG TERM INCENTIVE PLAN

         American Crystal Sugar Company, a Minnesota corporation, pursuant to the power of amendment reserved to it in Section 13.1 of the American Crystal Sugar Company Long Term Incentive Plan (the "Plan") hereby adopts and publishes this First Amendment to said Plan.

         ARTICLE I. Exhibit A, which is attached to the Plan and is incorporated into the Plan by the reference to said Exhibit A in Section 3.2 of said Plan, shall be, and hereby is, amended by deleting the number designated as the number of Contract Rights initially credited to the Chief Executive Officer pursuant to said Section 3.2 as set forth in said Exhibit A, which number is "0," and substituting therefor the number "155." A revised Exhibit A has been attached hereto and is hereby incorporated into the Plan by this reference.

         ARTICLE II. Article IV of said Plan shall be, and hereby is, amended by deleting the last paragraph of Section 4.1 thereof in its entirety and substituting therefor the following new paragraph:

         "Notwithstanding any provision herein to the contrary, a Participant shall be vested in the Contract Rights initially credited to the Participant under Section 3.2 as follows: 50. vested on September 1, 1995, the date of such initial credit; 75. vested on September 1, 1996, the first anniversary of the date of such initial credit; and 100. vested on September 1, 1997, the second anniversary of the date of such initial credit. Furthermore, notwithstanding any provision herein to the contrary, a Participant shall be 100. vested in any Contract Rights credited to his or her Contract Rights Account in the event of the Participant's death, Disability or attainment of age 62 while employed with the Company, and in amounts credited to his or her Elective Deferrals Account."

         ARTICLE III. Article V of said Plan shall be, and hereby is, amended by deleting Section 5.7 thereof in its entirety and substituting therefor the following Section 5.7:

         "Section 5.7 PROFIT PAYMENTS. Each Participant shall be eligible to receive an annual profit payment, determined in accordance with this
         Section 5.7, for each Contract Right credited to the Participant's Contract Rights Account under the Plan, irrespective of whether the Contract Right is vested or nonvested. The annual profit payments payable to or on behalf of a Participant shall be paid by the Company to the Participant, or the Participant's beneficiary, unless the Participant has made an election to defer the payments pursuant to the terms of the American Crystal Sugar Company Supplemental Executive Retirement Plan. If such an election has been made, no profit payments shall be paid to the Participant or the Participant's beneficiary under this Section 5.7. The amount of each profit payment shall be equal to the difference between the average gross beet payment per acre net of unit retains and the average cost of production (as established by the Board of Directors on advice of the Human Resources Committee and based upon reputable cost surveys) for the most recent year for which data is available. A profit payment shall be made on the same schedule and with the same adjustments and partial payouts as beet payments are made to beet sugar growers. Annual profit payments payable under this Section
         5.7 shall not be credited to the Participant's Accounts under this Plan. Notwithstanding any provision in this Section 5.7 to the contrary, the Chief Executive Officer shall not be eligible to receive an annual profit payment as determined in accordance with this Section 5.7 and accounted for in the fiscal year ending August 31, 1996, for the 155 Contract Rights initially credited to his Contract Rights Account under Section 3.2 of the Plan, and no annual profit payments accounted for in the fiscal year ending August 31, 1996, shall be payable to or on behalf of the Chief Executive Officer with respect to said 155 Contract Rights."

         ARTICLE IV. Article VII of said Plan shall be, and hereby is, amended by deleting Section 7.1 thereof in its entirety and substituting therefor the following Section 7.1:

         "Section 7.1 CALCULATION OF CONTRACT RIGHTS. Subject to Section 7.3, at the beginning of each three-year period, the Board of Directors shall determine the Contract Rights that are to be available to each Participant based upon the following formula: annual base compensation of the Participant multiplied by the annual present value of long term incentive plan targets (which has been determined to be a specific percentage for each Participant: Chief Executive Officer, 500; Chief Operating Officer, 450; VP Operations, 26%; VP Joint Ventures, 260; VP Finance, 260; VP Agriculture, 260; VP Human Resources, 24%; VP Public & Governmental Affairs, 180; and VP Strategy, 18a) multiplied by three and that number is then divided by the compensation value of Contract Rights available at the end of a three-year period, rounded to the nearest whole number (for example, VP Strategy: $110,000 x 180 = 19,800, 19,800 x 3 = 59,400, 59,400 - 1315 = 45). Compensation value is defined as the estimated fair market value as of the beginning of a three-year period, plus estimated per acre profit payments for three years, reduced by the value of the Contract Rights set by the Human Resources Committee. The result is the minimum number of Contract Rights described in Section 5.1."

         ARTICLE V. Exhibit B, which is attached to the Plan and is incorporated into the Plan by the reference to said Exhibit B in Section 7.2 of said Plan, shall be, and hereby is, amended by deleting the number designated as the number of Contract Rights to be made available to the Chief Executive Officer pursuant to said Section 7.2 as set forth in said Exhibit B, which number is "0," and substituting therefor the number "310". A revised Exhibit B has been attached hereto and is hereby incorporated into the Plan by this reference.

         ARTICLE VI. This First Amendment to said Plan shall be effective as of September 1, 1995. It is the intention of the Company that, except with respect to the annual profit payments that are not to be paid to the Chief Executive Officer as provided in Section 5.7, as amended by this First Amendment, the provisions of the Plan are to be interpreted and construed in a manner which allows the Chief Executive Officer to be considered -to be a participant in the Plan effective as of September 1, 1995.

         IN WITNESS WHEREOF, the American Crystal Sugar Company has caused this First Amendment to the Plan to be executed by its duly appointed officer and the appropriate corporate seal to be hereunto affixed, this 23rd day of July, 1997.



                                     AMERICAN CRYSTAL SUGAR COMPANY


                                     By: /s/ Wayne Langen
                                         ------------------------
                                     Title: Chairman of the Board

                                    EXHIBIT A


                                                       Grant of Contract
 Participant                                       Rights Under Section 3.2
 ----------                                        ------------------------
 Chief Executive
 Officer                                                     155

 Chief Operating
 Officer                                                      83

 VP Operations                                                28

 VP Joint Ventures                                            34

 VP Finance                                                    0

 VP Agriculture                                               32

 VP Human Resources                                           27

 VP Public and Gov't Affairs                                  15

 VP Strategy                                                  15

                                                   EXHIBIT B

                                                   Contract Rights Available
 Participant                                           Under Section 7.2
-------------                                      -------------------------
 Chief Executive Officer                                      310

 Chief Operating Officer                                      166

 VP Operations                                                 56

 VP Joint Ventures                                             68

 VP Finance                                                     0

 VP Agriculture                                                64

 VP Human Resources                                            54

 VP Public and Gov't Affairs                                   30

 VP Strategy                                                   30